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                                                                    Exhibit 99.2

                     [FORM OF NOTICE OF GUARANTEED DELIVERY]

[Liberty Media Corporation logo]

                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                               RIGHTS CERTIFICATES

                                    ISSUED BY

                            LIBERTY MEDIA CORPORATION


                  This form, or one substantially equivalent hereto (the "Notice of Guaranteed Delivery"), must be used to exercise the transferable subscription rights (the "Rights") pursuant to the rights offering (the "Rights Offering") described in the prospectus dated October __, 2002 (the "Prospectus") of Liberty Media Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the rights certificates evidencing the Rights (the "Rights Certificate(s)") to the subscription agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on December 2, 2002, unless extended (the "Expiration Time"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See the discussion set forth under "The Rights Offering" in the Prospectus.

                  Payment of the subscription price (the "Subscription Price") of $_____ per share for each share of Series A common stock, par value $0.01 per share (the "Series A Common Stock"), of the Company subscribed for upon exercise of the Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus.

                                       The
                             Subscription Agent is:
                          EquiServe Trust Company, N.A.

    By Overnight Delivery:                      Registered Mail:                           By Hand:
          EquiServe                                 EquiServe                   Securities Transfer & Reporting
      c/o Liberty Media                         c/o Liberty Media                        Services Inc.
     40 Campanelli Drive                          PO Box 43025                 c/o EquiServe Trust Company, N.A.
Braintree, Massachusetts 02184            Providence, Rhode Island 02940           100 William St. Galleria
                                                                                   New York, New York 10038

                                  By Facsimile
                          (Eligible Institutions Only)
                                 (781)380 - 3388

                      To confirm receipt of facsimile only:
                                 (781) 575-4816

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                  The address and telephone numbers of the information agent
(the "Information Agent"), for inquiries, information or requests for additional documentation are as follows:

                              D.F. King & Co., Inc.
                                 77 Water Street
                            New York, New York 10005
                 Banks and Brokers call collect: (212) 269-5550
                    All others call toll free: (800) 755-7250

                  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.



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Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing ___________ Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the basic subscription privilege (the "Basic Subscription Privilege") to subscribe for one share of Series A Common Stock per whole Right with respect to _______ of the Rights represented by such Rights Certificate(s),
(ii) if the Basic Subscription Privilege is exercised in full, the oversubscription privilege (the "Oversubscription Privilege") relating to such Rights to the extent that shares of Series A Common Stock ("Excess Shares") are not subscribed for pursuant to exercises under the Basic Subscription Privilege, for an aggregate of up to _______ Excess Shares (which us subject to proration as described in the Prospectus). The undersigned understands that payment of the Subscription Price of $____ per share for each share of Series A Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $_________, either (check appropriate box):

         [ ]      is being delivered to the Subscription Agent herewith

         or

         [ ]      has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);


         [ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

         [ ]      certified check

         [ ]      bank draft (cashier's check)

         [ ]      money order

                  name of maker
                                ------------------------------------------------
                  date of check, draft or money order number
                                                             -------------------
                  bank on which check is drawn or issuer of money order
                                                                        --------

         All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.


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                            PLEASE SIGN AND COMPLETE

Signature(s)                                Address(es):
             ---------------------------                 -----------------------

                                            ------------------------------------
Name(s)                                     (zip code)
        --------------------------------               -------------------------

----------------------------------------

Area Code and Telephone No.:                ------------------------------------
                             -----------         Rights Certificate No(s).
                                                        (If available)

                             (Please Type or Print)


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



                              GUARANTEE OF DELIVERY

           (NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

                  The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days from the date of receipt by the Subscription Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm:
              ------------------------------     -------------------------------
                                                      (Authorized Signature)

Address:                                         Title:
         -----------------------------------            ------------------------
                                                 Name:
--------------------------------------------           -------------------------
                                    Zip Code
                                                       -------------------------
                                                         (Please type or print)

Area Code and Tel. No.:                          Date:
                        --------------------           -------------------------

                  The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

                 DO NOT SEND RIGHTS CERTIFICATES WITH THIS FORM


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